Exhibit 99.1

Grove Announces Refinancing of Existing Debt, Extending Maturity with Principal Payments Beginning in 2025
$72 million deal creates additional liquidity for Grove over the next 2+ years
SAN FRANCISCO— December 27, 2022 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), a leading sustainable consumer products company and certified B Corp™, today announced that it has entered into a new Loan and Security Agreement (the “Loan Agreement”) providing for a four-year $72.0 million term loan.
With this transaction, Grove also welcomes two capital partners with deep experience in consumer, disruptive commerce, and ESG to its capitalization table, Structural Capital (“Structural”) and Avenue Sustainable Solutions Fund, L.P. (“Avenue”).
The new funds will be used to refinance existing debt and to fund ongoing business operations as Grove continues to push to profitability. The term loan bears an annual interest at the greater of 15% or prime plus 7.5%, payable monthly. The principal repayment period commences in July 2025 and the term loan matures in December 2026.
“We are pleased to announce this agreement, which provides greater financial flexibility to our cash and liquidity position,” said Stuart Landesberg, Co-Founder and CEO of Grove. “This transaction better positions Grove for long-term success, enabling us to execute against our strategic value creation plan with the goal of achieving profitability in 2024. We are thrilled to have new partners, Structural and Avenue, who deeply understand our business and our mission to drive the consumer products industry to be a positive force for human and environmental health.”
”We are excited to partner with Grove by providing a compelling capital solution. Grove is an innovative leader in the consumer products industry and we look forward to supporting the Company’s management team in advancing their vision,” stated Kai Tse, Co-Founder and Managing Partner of Structural Capital.
“This transaction, executed on fair terms in a challenging market, speaks to the financial profile of the Company and the depth of our partnership with Structural and Avenue’s ESG-oriented Sustainable Solutions Fund,” said Sergio Cervantes, CFO of Grove. “This transaction aligns our capital structure to our ongoing improvements to become profitable and to our internal operating timelines and gives us the financial backing to weather an extended challenge in market sentiment.”

Loan and Security Agreement Details
The Loan Agreement replaces Grove’s existing credit facilities by and among (i) Grove and Silicon Valley Bank dated as of July 29, 2020 and (ii) Grove, Silicon Valley Bank, as administrative agent and collateral agent thereunder and the lenders party thereto, dated as of July 29, 2020.
In connection with the Loan Agreement, the Company entered into two Security Issuance Agreements (the “Issuance Agreements”), one with Structural Capital Investments III, LP and certain of its affiliates (the “Structural Investors”) and one with Avenue.
Pursuant to the Issuance Agreements, among other things, on the Closing Date (as defined therein) (i) the Company issued to the Structural Investors an aggregate of 3,437,500 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and (ii) the Company issued to Avenue 1,512,500 shares of Class A Common Stock. In addition, the Company may be required to issue additional shares of Class A Common Stock to the Structural Investors and Avenue if there are outstanding obligations under the Loan Agreement on the thirty-month anniversary of the Closing Date, in accordance with the terms of the Issuance Agreements.
The foregoing description of the Issuance Agreements is subject to and qualified in its entirety by reference to the full texts of the Issuance Agreements, copies of which are included in our filings with the Securities and Exchange Commission and can be found on Grove’s Investor Relations page at investors.grove.co and at www.sec.gov.
Union Square Advisors LLC acted as exclusive financial advisor to Grove in connection with the Loan Agreement.
About Grove Collaborative Holdings, Inc.
Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 150 high-performing eco-friendly brands of household cleaning, personal care, laundry, clean beauty, baby and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines.
Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., plastic-free, vegan personal care line, Peach Not Plastic, and zero-waste pet care brand, Good Fur, to its exceptional third-party brands — has been thoroughly vetted against Grove’s strict standards to be beautifully effective, supportive of healthy habits, ethically produced and cruelty-free. Grove is a public benefit corporation on a mission to move Beyond Plastic™ and in 2021, entered physical retail for the first time at Target stores nationwide, making sustainable home care products even more accessible. Grove is the first plastic neutral retailer in the world and is committed to being 100% plastic-free by 2025.
About Structural Capital

Structural Capital is an investment firm that provides expansion-stage loans to venture capital and private equity-backed companies in technology enabled and disruptive commerce sectors. The firm provides flexible financing solutions to high-growth companies seeking a less dilutive source of capital. Since starting in 2014, Structural Capital has successfully launched four funds. For more information, please visit structuralcapital.com.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the Company’s ability to achieve profitability, the classification of the Company’s debt in its financial statements, the Company’s ability to execute against its strategic value creation plan and the potential requirement to issue additional shares of Class A Common Stock to the Structural Investors and Avenue. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by our management in light of their experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to growing inflation and rising interest rates; and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Relations Contact

Alexis Tessier
ir@grove.co
Media Relations Contact
pr@grove.co

Source: Grove Collaborative Holdings, Inc.